UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2014

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 1000 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director.

On November 13, 2014, the Board of Directors (the “Board”) of Nexeo Solutions Holdings, LLC (the “Company”) voted to elect General (Retired) Walter L. “Skip” Sharp to the Board. It has not yet been determined on which committees of the Board General (Retired) Sharp will serve.

Mr. Sharp retired as a 4-Star General from the U.S. Army in September 2011 after serving our nation for 37 years.  He last served as the Commanding General, United Nations Command, Combined Forces Command, U.S. Forces Korea (UNC/CFC/USK), Seoul Korea from June 2008 to July 2011.  He previously served as the Director of the Joint Staff in the Pentagon from August 2005 to June 2008. Since retiring from the U.S. Army, he has held the position of President and Manager of Sharp Advice LLC, where he provides strategic and effective business planning consulting services for various U.S. and foreign companies.  General (Retired) Sharp holds a B.S. degree in Engineering from the U.S. Military Academy at West Point and holds an M.S. from Rensselaer Polytechnic Institute.  His unique experience allows him to provide instrumental leadership and strategic business planning experience to our Board of Directors.

There are no arrangements or understandings between General (Retired) Sharp and any other person pursuant to which he was elected to the Board, and there are no relationships between him and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. General (Retired) Sharp has executed an indemnification agreement with the Company on the same basis as the Company’s other independent directors. General (Retired) Sharp will be compensated for his service in the same manner as the Company’s other independent directors, each of whom receives a $100,000 annual retainer (paid quarterly) and an annual equity grant valued at $60,000, which will vest over a three-year period, assuming continual service through the applicable vesting dates.

Attached as Exhibit 99.1 is a copy of the Company’s press release announcing the appointment of General (Retired) Sharp.

(e) Compensatory Arrangements of Certain Officers.

On November 13, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of the Company voted to adjust the base compensation of certain executive officers of Nexeo Solutions, LLC, including certain of our named executive officers.  The base compensation for certain of our named executive officers was adjusted as follows:

Base Compensation

Name	Title	Base Salary
Henry E. Harrell, III	Senior Vice President — Chemicals	$380,000 (increased from $362,250)
Shawn D. Williams	Senior Vice President — Plastics	$350,000 (increased from $336,000)
Alberto J. Machado	Senior Vice President — Environmental Services and Business Development	$280,000 (increased from $270,000)

In addition, the Compensation Committee also approved a one-time grant of Series B Units to certain members of management. Based on a threshold value determination of $1.40 per Series B Unit, the Company will grant Series B Units to the following executive officers of Nexeo Solutions, LLC in the amounts set forth below:

Series B Unit Grants

Name	Title	Series B Units
Henry E. Harrell, III	Senior Vice President — Chemicals	250,000 Series B Units
Alberto J. Machado	Senior Vice President — Environmental Services and Business Development	360,000 Series B Units

Fifty percent of the Series B Units granted to each officer will be time-based units and will vest annually over a five year period. The remaining Series B units will be performance-based units and will vest in accordance with a performance-based schedule that is divided into five, twelve month periods.  Attached as Exhibit 10.1 is the form of Series B Unit Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Series B Unit Agreement

99.1	Press Release dated November 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Legal Officer

Dated: November 19, 2014

Exhibit Index

Exhibit	Description
10.1	Form of Series B Unit Agreement

99.1	Press Release dated November 19, 2014